                 ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.

                                ATTORNEYS AT LAW
                             ONE SECURITIES CENTRE
                                   SUITE 400
                               3490 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
                                  404-233-2800
                             FACSIMILE 404-233-2188


                                 July 28, 1998

                                                                      EXHIBIT 5

MGC Communications, Inc.
3301 N. Buffalo Drive
Las Vegas, NV 89129

         Re:      MGC Communications, Inc. Registration Statement on Form S-8

Gentlemen:

         At your request we have examined the Registration Statement on Form S-8 filed by MGC Communications, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,392,740 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") issuable by the Company upon the exercise of options that have been granted or may be granted under the Company's Stock Option Plan (the "Option Plan").

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

         Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company under the Option Plan will be, upon exercise of the options in accordance with the terms of the Option Plan (including payment by the optionee of the option exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                Yours truly,

                                                ELLIS, FUNK, GOLDBERG, LABOVITZ
                                                & DOKSON, P.C.

                                                By: /s/ Robert B. Goldberg
                                                   ----------------------------
                                                   Robert B. Goldberg